SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 10, 2008

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 10, 2008, Adolor Corporation (the “Company”) announced that it had entered into a letter agreement (the “Letter Agreement”) with John M. Limongelli, Esq. Pursuant to the Letter Agreement, Mr. Limongelli will serve as Senior Vice President, General Counsel and Secretary reporting to Michael R. Dougherty, President and Chief Executive Officer. Mr. Limongelli is expected to join the Company on September 18, 2008. Pursuant to the Letter Agreement, Mr. Limongelli will receive an annual base salary of $325,000 and be eligible for an annual bonus target of 30% of his base salary based upon performance against individual objectives and achievement of Company milestones. Mr. Limongelli is eligible to participate in the Company’s stock option program and will receive options to purchase 125,000 shares of Adolor common stock upon commencement of his employment. These options will vest over four years at a rate of  1/48th per month, subject to a three month waiting period.

The foregoing summary is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 10, 2008, the Company announced the appointment of John M. Limongelli, as Senior Vice President, General Counsel and Secretary. Mr. Limongelli is expected to join the Company on or about September 18, 2008. Mr. Limongelli, who is 38 years old, will serve as Senior Vice President, General Counsel and Secretary reporting to Michael Dougherty, President and Chief Executive Officer of the Company. From 2002 until joining the Company, Mr. Limongelli held several roles of increasing responsibility with Cephalon, Inc., most recently serving as Vice President and Associate General Counsel. Before joining Cephalon in 2002, Mr. Limongelli was an associate with Morgan, Lewis & Bockius, LLP, in Philadelphia. Mr. Limongelli obtained both his Juris Doctor and Masters in Business Administration with honors from Temple University. A brief description of the terms and conditions pursuant to which Mr. Limongelli will serve as Senior Vice President, General Counsel and Secretary are set forth in Item 1.01 above and incorporated into this Item 5.02 by reference.

Item 8.01	Other Events.

On September 10, 2008, the Company announced that Mr. Limongelli has been appointed as Senior Vice President, General Counsel and Secretary. The Company hereby incorporates by reference the press release dated September 10, 2008, attached hereto as Exhibit 99.1, and made a part of this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Document
10.1	Letter Agreement between the Company and John M. Limongelli, Esq., dated August 15, 2008

99.1	Press release dated September 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Stephen W. Webster
Name:	Stephen W. Webster
Title:	Senior Vice President, Finance and Chief Financial Officer

Dated: September 15, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between the Company and John M. Limongelli, Esq., dated August 15, 2008

99.1	Press release dated September 10, 2008